Exhibit 10

EXECUTION COPY

AMENDMENT NO. 1 TO FIVE-YEAR CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO FIVE-YEAR CREDIT AGREEMENT (this “Amendment”) is made as of September 27, 2013 (the “Effective Date”) by and among BROWN-FORMAN CORPORATION (the “Company”), the Lenders party to the Credit Agreement (defined below) and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the "Administrative Agent"), under that certain Five-Year Credit Agreement, dated as of November 18, 2011 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Company, certain of its affiliates from time to time party thereto, the Lenders party thereto, and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

WHEREAS, the Company has requested that the Lenders and the Administrative Agent agree to make certain modifications to the Credit Agreement; and
WHEREAS, the Company, the Lenders and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders and the Administrative Agent hereby agree as follows.
ARTICLE I     - AMENDMENTS
Effective as of the Effective Date but subject to the satisfaction of the condition precedent set forth in Article II below, the Credit Agreement is hereby amended as follows:
1.1    The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety as follows:
“Applicable Rate” means, for any day, with respect to any LIBOR Revolving Loan or EURIBOR Revolving Loan, or with respect to the facility fees or letter of credit participation fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “LIBOR/EURIBOR Margin”, “Facility Fee” or “Letter of Credit Participation Fee”, as the case may be, based upon the ratings by S&P, Moody’s or Fitch, respectively, applicable on such date to the Index Debt on such date:

	Ratings (S&P/Moody’s/Fitch)	Facility Fee (% per annum)	LIBOR/ EURIBOR Margin (% per annum)	Letter of Credit Participation Fee (% per annum)
Category 1	>AA-/Aa3/AA-	0.050%	0.575%	0.575%
Category 2	>A+/A1/A+	0.060%	0.690%	0.690%
Category 3	>A/A2/A	0.070%	0.805%	0.805%
Category 4	>A-/A3/A-	0.100%	0.900%	0.900%
Category 5	>BBB+/Baa1/BBB+	0.150%	0.975%	0.975%
Category 6	<BBB+/Baa1/BBB+	0.200%	1.050%	1.050%

For purposes of the foregoing:
(i) if two or more of Moody’s, S&P or Fitch shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to below), then such rating agency shall be deemed to have established a rating in Category 6;
(ii) if the Company receives two or more ratings and they are the same, or if the Company receives two ratings that are the same, and a third rating that is lower than the first two ratings, then, in each case, the Applicable Rate shall be determined by reference to the two or more ratings that are the same;
(iii) if the Company only receives two ratings and they are not the same, or if the Company receives two ratings that are the same, and a third rating that is higher, then the higher rating shall apply for purposes of determining the Applicable Rate. However, if the lower rating is two or more Categories below the higher rating, the Applicable Rate shall be determined by reference to the Category next above that of the lower of the ratings;
(iv) if all three of the ratings established or deemed to have been established by Moody’s, S&P or Fitch for the Index Debt are different, the Applicable Rate shall be based on (x) the highest of the three ratings if the highest rating and the next highest rating only differ by one rating or (y) the average of the two highest ratings (computed based on their corresponding Categories) if they differ by two or more ratings. However, if the average does not fall in a recognized Category (for example, Category 2.5), then the Applicable Rate shall be based on the rating one rating below the highest rating; and
(v) if the ratings established or deemed to have been established by Moody’s, S&P and/or Fitch for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s, S&P or

Fitch), such change shall be effective as of the date on which it is first publicly announced by the applicable rating agency.
Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if a rating agency shall cease to be in the business of rating corporate debt obligations, or if Company notifies the Administrative Agent in writing that it elects to have another rating agency other than Moody’s, S&P or Fitch rate its debt, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system, the unavailability of ratings from such rating agency or the replacement rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
1.2    The following new defined term is inserted alphabetically into Section 1.01 of the Credit Agreement:
“Fitch” means, collectively, Fitch, Inc., Fitch Ltd. and their subsidiaries, together with their respective successors and assigns.
ARTICLE II    - REPRESENTATIONS AND WARRANTIES
The Company hereby represents and warrants as follows:
2.1    This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
2.2    As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of the Company set forth in the Credit Agreement, as amended hereby (other than the representations set forth in Sections 3.04(b) and 3.05), shall be true and correct as of such date (or with respect to any representation or warranty made as of a specific date, such date).

ARTICLE III    - CONDITION PRECEDENT
This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the Administrative Agent’s receipt of counterparts of this Amendment duly executed by the Company, the Administrative Agent and the Lenders.

ARTICLE IV    - GENERAL
4.1    Expenses. The Company agrees to reimburse the Administrative Agent upon demand for all reasonable and documented third party out-of-pocket expenses paid or incurred by the Administrative Agent, including, without limitation, reasonable fees, charges and disbursements of outside counsel to the Administrative Agent, in connection with preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith.
4.2    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging methods shall be effective as delivery of a manually executed counterpart of this Amendment.
4.3    Severability. Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.
4.4    Governing Law. This Amendment shall be construed in accordance with the internal laws (without regard to the conflict of law provisions) of the State of New York, but giving effect to federal laws applicable to national banks.
4.5    Successors; Enforceability. The terms and provisions of this Amendment shall be binding upon the Company, its affiliates from time to time party to the Credit Agreement, the Administrative Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Company, such affiliates of the Company, the Administrative Agent and the Lenders and the successors and assigns of the Administrative Agent and the Lenders.
4.6    Reference to and Effect on the Credit Agreement.
a.    Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.
b.    Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
c.    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
4.7    Headings. Section headings in this Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Amendment.
(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

BROWN-FORMAN CORPORATION

By: /s/ Gerard J. Anderson
Name: Gerard J. Anderson
Title: Senior Vice President, Treasurer and Director of Corporate Finance

By: /s/ Mark A. Stegeman
Name: Mark A. Stegeman
Title: Vice President and Assistant Treasurer

Signature Page to
Brown-Forman Amendment No. 1

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Joseph C. Hensley
Name: Joseph C. Hensley
Title: Vice President

Signature Page to
Brown-Forman Amendment No. 1

BARCLAYS BANK PLC

By: /s/ Christopher R. Lee
Name: Christopher R. Lee
Title: Assistant Vice President

Signature Page to
Brown-Forman Amendment No. 1

BANK OF AMERICA, N.A.

By: /s/ David L. Catherall
Name: David L. Catherall
Title: Managing Director

Signature Page to
Brown-Forman Amendment No. 1

CITIBANK, N.A.

By: /s/ Shannon Sweeney
Name: Shannon Sweeney
Title: Vice President

Signature Page to
Brown-Forman Amendment No. 1

DEUTSCHE BANK AG NEW YORK BRANCH

By: /s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

By: /s/ Heidi Sandquist
Name: Heidi Sandquist
Title: Director

Signature Page to
Brown-Forman Amendment No. 1

PNC BANK, NATIONAL ASSOCIATION

By: /s/ Deroy Scott
Name: Deroy Scott
Title: Senior Vice President

Signature Page to
Brown-Forman Amendment No. 1

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Andrew G. Payne
Name: Andrew G. Payne
Title: Director

Signature Page to
Brown-Forman Amendment No. 1

THE NORTHERN TRUST COMPANY

By: /s/ Michael Fornal
Name: Michael Fornal
Title: Vice President

Signature Page to
Brown-Forman Amendment No. 1

COOPERATIEVE CENTRALE
RAIFFEISEN-BOERENLEENBANK B.A.
“RABOBANK NEDERLAND”, NEW
YORK BRANCH

By: /s/ Claire Laury
Name: Claire Laury
Title: Executive Director

By: /s/ Van Brandenburg
Name: Van Brandenburg
Title: Executive Director

Signature Page to
Brown-Forman Amendment No. 1

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By: /s/ Christine Howatt
Name: Christine Howatt
Title: Authorized Signatory

Signature Page to
Brown-Forman Amendment No. 1

THE BANK OF NOVA SCOTIA

By: /s/ Laura Gimena
Name: Laura Gimena
Title: Director

Signature Page to
Brown-Forman Amendment No. 1